EXHIBIT 4.6




                                 U.S. BANCORP

       CONTINGENT ZERO-COUPON ACCRETING REDEEMABLE SECURITIESSM DUE 2021

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                          (CONVERTIBLE SENIOR NOTES)
                          --------------------------
                         REGISTRATION RIGHTS AGREEMENT



                                                         New York, New York
                                                             August 6, 2001

Salomon Smith Barney Inc.
U.S. Bancorp Piper Jaffray Inc.

c/o Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

     U.S. Bancorp, a corporation organized under the laws of Delaware (the "Company"), proposes to issue and sell to Salomon Smith Barney Inc. and U.S. Bancorp Piper Jaffray Inc. (the "Initial Purchasers"), its Contingent Zero-Coupon Accreting Redeemable Securities (Convertible Senior Notes) Due 2021 (the "CZARS"), upon the terms set forth in a purchase agreement dated as of July 30, 2001 (the "Purchase Agreement") relating to the initial placement of the CZARS (the "Initial Placement"). To induce the Initial Purchasers to enter into the Purchase Agreement and to satisfy a condition to their obligations thereunder, the Company agrees with you for your benefit and the benefit of the holders from time to time of the CZARS (including the Initial Purchasers) (each, a "Holder" and collectively, the "Holders"), as follows:

1. Definitions. Capitalized terms used herein without definition shall have their respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

          "Additional Amounts" shall have the meaning set forth in Section 7 hereof.

          "Applicable Conversion Price" shall mean the applicable Accreted Value per $1,000 principal amount at maturity of CZARS as of such date of determination divided by the conversion rate in effect as of such date of determination or, if no CZARS are then outstanding, the conversion rate that would be in effect were CZARS then outstanding.

          "Broker-Dealer" shall mean any broker or dealer registered as such under the Exchange Act.
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          "Closing Date" shall mean the closing date of the Initial Placement.

          "CZARS" shall have the meaning set forth in the preamble hereto.

          "Deferral Period" shall have the meaning indicated in Section 3(i) hereof.

          "Final Memorandum" shall mean the offering memorandum, dated July 30, 2001 relating to the CZARS, including any and all information incorporated by reference therein.

          "Holder" shall have the meaning set forth in the preamble hereto.

          "Indenture" shall mean the Indenture dated as of October 1, 1991, between the Company (as successor to First Bank System, Inc.) and Citibank, N.A., as trustee, as supplemented, including by a supplemental indenture thereto relating to the CZARS, dated as of August 6, 2001, as the same may be amended or supplemented from time to time in accordance with the terms thereof.

          "Initial Placement" shall have the meaning set forth in the preamble hereto.

          "Initial Purchasers" shall have the meaning set forth in the preamble hereto.

          "Losses" shall have the meaning set forth in Section 5(d) hereof.

          "Majority Holders" shall mean, on any date, the Holders of a majority of the aggregate principal amount of the Registrable Securities outstanding on such date.

          "Managing Underwriters" shall mean the investment banker or investment bankers and manager or managers that administer an underwritten offering, if any, conducted pursuant to Section 6 hereof.

          "NASD Rules" shall mean the Conduct Rules and the By-Laws of the National Association of Securities Dealers, Inc.

          "Notice and Questionnaire" shall mean a written notice delivered to the Company substantially in the form attached as Annex A to the Final Memorandum.

          "Notice Holder" shall mean, on any date, any Holder of Registrable Securities that has delivered a Notice and Questionnaire to the Company on or prior to such date.

          "Prospectus" shall mean a prospectus included in the Shelf Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the CZARS covered by the Shelf Registration Statement, and all amendments and supplements thereto, including any and all exhibits thereto and any information incorporated by reference therein.


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                                      3


          "Purchase Agreement" shall have the meaning set forth in the preamble hereto.

          "Registrable Securities" shall mean CZARS other than those that have been (i) registered under the Shelf Registration Statement and disposed of in accordance therewith or (ii) distributed to the public pursuant to Rule 144 under the Act or any successor rule or regulation thereto that may be adopted by the Commission.

          "Shelf Registration Period" shall have the meaning set forth in
     Section 2(c) hereof.

          "Shelf Registration Statement" shall mean a "shelf" registration statement of the Company pursuant to the provisions of Section 2 hereof which covers some or all of the Registrable Securities on an appropriate form under Rule 415 under the Act, or any similar rule that may be adopted by the Commission, amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all information incorporated by reference therein.

          "Trustee" shall mean the trustee with respect to the CZARS under the Indenture.

          "Underwriter" shall mean any underwriter of CZARS in connection with an underwritten offering thereof under the Shelf Registration Statement.

2. Shelf Registration. (a) The Company shall file with the Commission as promptly as practicable, but in no event more than 90 days after the Closing Date, a Shelf Registration Statement providing for the registration of, and the sale on a continuous or delayed basis by the Holders of, all of the Registrable Securities, from time to time in accordance with the methods of distribution elected by such Holders as set forth in their Notice and Questionnaire, pursuant to Rule 415 under the Act or any similar rule that may be adopted by the Commission.

     (b) The Company shall use reasonable efforts to cause the Shelf Registration Statement to become or be declared effective under the Act as promptly as possible but in any event no later than 150 days after the Closing Date.

     (c) The Company shall use reasonable efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended as required by the Act, in order to permit the Prospectus forming part thereof to be usable by Holders for a period (the "Shelf Registration Period") from the date the Shelf Registration Statement is declared effective by the Commission until the earliest of (i) the time when the CZARS and Common Stock issuable upon conversion thereof covered by the Shelf Registration Statement can be sold pursuant to Rule 144 under the Act or any successor rule or regulation thereto, (ii) the expiration of the holding period applicable to the CZARS and Common Stock issuable upon conversion thereof held by our non- Affiliates under Rule 144(k) under the Act, or any successor provision and (iii) the date on which all CZARS and Common Stock registered under the Shelf Registration Statement are disposed of in accordance therewith. The Company shall be deemed not to have used reasonable efforts to keep the Shelf Registration Statement effective during the Shelf Registration Period if it voluntarily takes any action that would result in Holders of Registrable Securities not being able

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                                      4


to offer and sell such CZARS at any time during the Shelf Registration Period, unless such action is required by applicable law or contemplated by Section 3(i) hereof.

     (d) The Company shall cause the Shelf Registration Statement and the related Prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement or such amendment or supplement, (i) to comply in all material respects with the applicable requirements of the Act and the rules and regulations of the Commission; and
(ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading (except as to information provided by Holders in their Notices and Questionnaires or written responses pursuant to
Section 3(m) below or in writing, specifically for use in such Prospectus, amendment or supplement, by the underwriters in any underwritten offering (collectively, "Excluded Information")).

     (e) Each Holder must complete and deliver a Notice and Questionnaire at least five Business Days prior to the effectiveness of the Shelf Registration Statement to be named as a selling holder in the Prospectus at the time of effectiveness. Subsequently, each Holder of Registrable Securities shall complete and deliver a Notice and Questionnaire to the Company at least three Business Days prior to any intended distribution of Registrable Securities pursuant to the Shelf Registration Statement. Upon receipt of a completed Notice and Questionnaire from and after the date the Shelf Registration Statement is declared effective, the Company shall, as promptly as is practicable but in any event within five Business Days after such receipt, (i) if required by applicable law, file with the Commission a post-effective amendment to the Shelf Registration Statement or prepare and, if required by applicable law, file a supplement to the related Prospectus or a amendment or supplement to any document incorporated therein by reference or file any other required document so that the Holder delivering such Notice and Questionnaire is named as a selling holder in the Shelf Registration Statement and the related Prospectus and so that such Holder is permitted to deliver such Prospectus to purchasers of the Registrable Securities in accordance with applicable law and, if the Company shall file a post-effective amendment to the Shelf Registration Statement, cause such post-effective amendment to be declared effective under the Act as promptly as is practicable; (ii) provide such Holder copies of any documents filed pursuant to Section 2(e)(i) hereof; and (iii) notify such Holder as promptly as practicable after the effectiveness under the Act of any post-effective amendment filed pursuant to
Section 2(e)(i) hereof; provided, that if such Notice and Questionnaire is delivered during a Deferral Period, the Company shall so inform the Holder delivering such Notice and Questionnaire and shall take the actions set forth in clauses (i), (ii) and (iii) above upon expiration of the Deferral Period in accordance with Section 3(i) hereof. Notwithstanding anything contained herein to the contrary, the Company shall be under no obligation to name any Holder that is not a Notice Holder as a selling holder in the Shelf Registration Statement or related Prospectus; provided, however, that any Holder that becomes a Notice Holder pursuant to the provisions of this Section 2(e) (whether or not such Holder was a Notice Holder at the time the Shelf Registration Statement was declared effective) shall be named as a selling holder in the Shelf Registration Statement or related Prospectus in accordance with the requirements of this Section 2(e).

3. Registration Procedures. The following provisions shall apply in connection with the Shelf Registration Statement.
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                                      5


     (a) The Company shall:

     (i) furnish to each of the Initial Purchasers, not less than five Business Days (or in the case of any amendment or supplement required by Section 3(h) hereof, such lesser time period as shall be practicable) prior to the filing thereof with the Commission, a copy of the Shelf Registration Statement and each amendment thereof and each amendment or supplement, if any, to the Prospectus included therein (including all documents incorporated by reference therein after the initial filing) and shall use its reasonable efforts to reflect in each such document, when so filed with the Commission, such comments as the Initial Purchasers reasonably propose prior to the filing thereof; and

     (ii) include information regarding the Notice Holders and the methods of distribution they have elected for their Registrable Securities provided to the Company in Notices and Questionnaires as necessary to permit such distribution by the methods specified therein.

     (b) The Company shall ensure that:

     (i) the Shelf Registration Statement and any amendment thereto and any Prospectus forming part thereof and any amendment or supplement thereto complies in all material respects with the Act; and

     (ii) the Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (except as to Excluded
Information).

     (c) The Company shall advise the Initial Purchasers, the Notice Holders and any underwriter that has provided in writing to the Company a telephone or facsimile number and address for notices, and confirm such advice by notice in writing (which notice pursuant to clauses (ii)-(v) hereof shall be accompanied by an instruction to suspend the use of the Prospectus until the Company shall have remedied the basis for such suspension):

     (i) when the Shelf Registration Statement and any amendment thereto has been filed with the Commission and when the Shelf Registration Statement or any post-effective amendment thereto has become effective;

     (ii) of any request by the Commission for any amendment or supplement to the Shelf Registration Statement or the Prospectus or for additional information;

     (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement or the initiation or, to the Company's knowledge, threatening of any proceeding for that purpose;

     (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the CZARS or the Common Stock issuable upon conversion thereof included therein for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose; and

     (v) of the happening of any event (without being required to specify the details of any such event) that requires any change in the Shelf Registration Statement or the Prospectus so that, as of such date, they do not contain any untrue statement of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading.

     (d) Except during a Deferral Period, the Company shall use its reasonable efforts to obtain the withdrawal at the earliest possible time of any order suspending the effectiveness of the Shelf Registration Statement or the qualification of the securities covered thereby for sale in any jurisdiction.

     (e) The Company shall furnish to each Notice Holder, without charge, at least one copy of the Shelf Registration Statement and any post-effective amendment thereto, including all material incorporated therein by reference, and, if a Notice Holder so requests in writing, all exhibits thereto (including exhibits incorporated by reference therein).

     (f) During the Shelf Registration Period, the Company shall promptly deliver to each Notice Holder, without charge, as many copies of the Prospectus (including the preliminary Prospectus) included in the Shelf Registration Statement and any amendment or supplement thereto as any such person may reasonably request. Subject to Section 3(c) above, the Company consents to the use of the Prospectus or any amendment or supplement thereto by each of the foregoing in connection with the offering and sale of the CZARS.

     (g) Prior to any offering of CZARS pursuant to the Shelf Registration Statement, the Company shall arrange for the qualification of the CZARS for sale under the laws of such jurisdictions as any Notice Holder shall reasonably request and shall maintain such qualification in effect so long as required; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to service of process in suits in any jurisdiction where it is not then so subject.

     (h) Upon the occurrence of any event contemplated by subsections (c)(ii) through (v) of this Section 3, the Company shall promptly (or within the time period provided for by Section 3(i) hereof, if applicable) prepare a post-effective amendment to the Shelf Registration Statement or an amendment or supplement to the related Prospectus or file any other required document so that, as thereafter delivered to Initial Purchasers of the securities included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (i) Upon the occurrence or existence of any pending corporate development or any other material event that, in the sole judgment of the Company, makes it appropriate to suspend the availability of the Shelf Registration Statement and the related Prospectus, the Company shall give notice (without notice of the nature or details of such events) to the Notice Holders that the availability of the Shelf Registration is suspended and, upon receipt of any such notice, each Notice Holder agrees not to sell any Registrable Securities pursuant to the Shelf Registration until such Notice Holder's receipt of copies of the supplemented or amended Prospectus provided for in Section 3(h) hereof, or until it is advised in writing by the Company that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. The period during which the availability of the Shelf Registration and any Prospectus is suspended (the "Deferral Period") shall not exceed 45 days in any three-month period or 90 days in any twelve-month period. In such circumstances, the length of the periods provided for in Sections 2(a) and (b) hereof shall be extended by the number of days included in the Deferral Period. For purposes of measuring any Deferral Period, the five-day period described in Section 7(c) below shall be included in the number of days of such Deferral Period.

     (j) Not later than the effective date of the Shelf Registration Statement, the Company shall provide a CUSIP number for the CZARS registered under the Shelf Registration Statement and provide the Trustee with printed certificates for such CZARS, free of any restrictive legends, in a form eligible for deposit with The Depository Trust Company.

     (k) The Company shall comply with all applicable rules and regulations of the Commission and shall make generally available to its security holders an earnings statement satisfying the provisions of Section 11(a) of the Act as soon as practicable after the effective date of the Shelf Registration Statement and in any event no later than 45 days after the end of a 12- month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Shelf Registration Statement which statement shall cover such 12-month period.

     (l) The Company shall cause the Indenture to be qualified under the Trust Indenture Act in a timely manner.

     (m) In addition to the information required in the Notice and Questionnaire, the Company may require each Holder of CZARS to be sold pursuant to the Shelf Registration Statement to furnish to the Company such information regarding the Holder and the distribution of such CZARS as the Company may from time to time reasonably require for inclusion in the Shelf Registration Statement. The Company may exclude from the Shelf Registration Statement the CZARS of any Holder that fails to furnish such information within a reasonable time after receiving such request.

     (n) If requested by the Majority Holders, the Company shall enter into such customary agreements (including, if requested, an underwriting agreement in customary form) and take all other appropriate actions in order to expedite or facilitate the registration or the disposition of the CZARS, and in connection therewith, if an underwriting agreement is entered into, cause the same to contain indemnification provisions and procedures no less favorable than those set forth in Section 5 hereof.

     (o) The Company shall:

     (i) make reasonably available for inspection by a representative of the Majority Holders of CZARS to be registered thereunder, any underwriter participating in any disposition pursuant to the Shelf Registration Statement, and any attorney, accountant or other agent retained


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                                      8


by the Majority Holders or any such underwriter all relevant financial and other records and pertinent corporate documents of the Company and its subsidiaries;

     (ii) use its reasonable best efforts to have the Company's officers, directors, employees, accountants and auditors to supply all relevant information reasonably requested by the Holders or any such underwriter, attorney, accountant or agent in connection with the Shelf Registration Statement as is customary for similar due diligence examinations; provided, however, that any information that is designated in writing by the Company, in good faith, as confidential at the time of delivery of such information shall be kept confidential by the Holders or any such underwriter, attorney, accountant or agent, unless such disclosure is made in connection with a court proceeding or required by law, or such information becomes available to the public generally or through a third party without an accompanying obligation of confidentiality;

     (iii) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions shall be reasonably satisfactory to the Managing Underwriters, if any) addressed to each selling Holder and the underwriters, if any, covering such matters as are customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters;

     (iv) obtain "cold comfort" letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Shelf Registration Statement), addressed to the underwriters, if any, in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with primary underwritten offerings; and

     (v) deliver such documents and certificates as may be reasonably requested by the Majority Holders or the Managing Underwriters, if any, including those to evidence compliance with Section 3(i) hereof and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

The actions set forth in clauses (iii), (iv) and (v) of this paragraph (o) shall, if requested by the Majority Holders, be performed at (A) the effectiveness of the Shelf Registration Statement; and (B) each closing under any underwriting or similar agreement as and to the extent required thereunder.

     (p) The Company shall use its reasonable efforts (i) if the CZARS have been rated prior to the initial sale of such CZARS, to confirm such ratings will apply to the CZARS covered by the Shelf Registration Statement; or (ii) if the CZARS were not previously rated, to cause the CZARS covered by the Shelf Registration Statement to be rated with at least one nationally recognized statistical rating agency, if so requested by the Majority Holders or by any Managing Underwriters.

     (q) In the event that any Broker-Dealer shall underwrite any CZARS or participate as a member of an underwriting syndicate or selling group or "assist in the distribution" (within the meaning of the NASD Rules) thereof, whether as a Holder of such CZARS or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Company shall assist such Broker-Dealer in complying with the NASD Rules, including, without limitation, by:

     (i) if the NASD Rules shall so require, engaging a "qualified independent underwriter" (as defined in the NASD Rules) to participate in the preparation of the Shelf Registration Statement, to exercise usual standards of due diligence with respect thereto and, if any portion of the offering contemplated by the Shelf Registration Statement is an underwritten offering or is made through a placement or sales agent, to recommend the yield of such CZARS;

     (ii) indemnifying any such qualified independent underwriter to the extent of the indemnification of underwriters provided in Section 5 hereof; and

     (iii) providing such information to such Broker-Dealer as may be required in order for such Broker-Dealer to comply with the requirements of the NASD Rules.

     The Company shall use its reasonable efforts to take all other steps necessary to effect the registration of the CZARS covered by the Shelf Registration Statement.

4. Registration Expenses. The Company shall bear all expenses incurred in connection with the performance of its obligations under Sections 2 and 3 hereof and shall reimburse the Holders for the reasonable fees and disbursements of one firm or counsel (which shall initially be Cleary, Gottlieb, Steen & Hamilton, but which may, with the written consent of the Initial Purchasers, be another nationally recognized law firm experienced in securities matters designated by the Majority Holders) to act as counsel for the Holders in connection with the initial Shelf Registration Statement.

5. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Holder of CZARS covered by the Shelf Registration Statement (including each Initial Purchaser), the directors, officers, employees and agents of each such Holder and each person who controls any such Holder within the meaning of either the Act or the Exchange Act from and against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement as originally filed or in any amendment thereof, or in any preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Prospectus, in the light of the circumstances under which they were made), and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with any Excluded Information, provided, further, that the Company shall not be liable for any loss, claim, damage or liability (i) arising from an offer or sale of CZARS occurring during a Deferral Period, provided the Holder has received a notice thereof with respect to such Deferral Period, or
(ii) if the Holder fails to deliver at or prior to the written confirmation of sale, a Prospectus that is amended or supplemented, and such Prospectus, as amended or supplemented, would have corrected the untrue statement or omission or alleged untrue statement or omission of a material fact contained in the Prospectus delivered by the Holder, so long as the Prospectus, as amended or supplemented, has been delivered to such Holder prior to such time. This indemnity agreement shall be in addition to any liability which the Company may otherwise have.

     (b) Each Holder of securities covered by the Shelf Registration Statement (including each Initial Purchaser) severally and not jointly agrees to indemnify and hold harmless the Company, each of their directors, officers, employees, representatives, agents and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each such Holder, but only with reference to written information relating to such Holder furnished to the Company by or on behalf of such Holder specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement shall be acknowledged by each Notice Holder that is not an Initial Purchaser in such Notice Holder's Notice and Questionnaire and shall be in addition to any liability which any such Notice Holder may otherwise have.

     (c) Promptly after receipt by an indemnified party under this Section 5 or notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 5, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event, relieve the indemnifying party from any other obligations to any indemnified party. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party shall not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

     (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 5 is unavailable to or insufficient to hold harmless an indemnified party for any reason, then each applicable indemnifying party shall severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which such indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by such indemnifying party, on the one hand, and such indemnified party, on the other hand, from the offer and sale pursuant to the Shelf Registration Statement which resulted in such Losses. Notwithstanding the provisions of this Section 5, no Holder shall be required to contribute any amount in excess of the amount by which the total price at which the CZARS purchased by it were resold exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. The Holders' obligations to contribute as provided in this Section 5(d) are several and not joint. If the allocation reflecting relative benefits is unavailable for any reason, the indemnifying party and the indemnified party shall severally contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of such indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the Initial Placement (before deducting expenses). Benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discount and commissions received by the Initial Purchasers in the Initial Placement. Benefits received by any other Holders shall be deemed to be equal to the value of receiving CZARS registered under the Act and the total net gain received by such Holder with respect to the offer and sale of CZARS pursuant to the Shelf Registration Statement. Benefits received by any underwriter shall be deemed to be equal to the total underwriting discounts and commissions received in the offering which resulted in such Losses. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information provided by the indemnifying party, on the one hand, or by the indemnified party, on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The parties agree that it would not be just and equitable if contribution were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 5, each person who controls a Holder within the meaning of either the Act or the Exchange Act and each director, officer, employee, representative and agent of such

Holder shall have the same rights to contribution as such Holder, and each person who controls the Company within the meaning of either the Act or the Exchange Act and each director, officer, employee, representative and agent of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

     (e) The provisions of this Section 5 shall remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or the Company or any of the officers, directors or controlling persons referred to in this Section 5 thereof, and shall survive the sale by a Holder of securities covered by the Shelf Registration Statement.

6. Underwritten Registrations. (a) If any of the CZARS covered by the Shelf Registration Statement are to be sold in an underwritten offering, the Managing Underwriters shall be selected by the Holders of a majority of the aggregate principal amount of Registrable Securities included in such offering, subject to the consent of the Company (which shall not be unreasonably withheld or delayed), and such Holders shall be responsible for all underwriting commissions and discounts in connection therewith.

     (b) No person may participate in any underwritten offering pursuant to the Shelf Registration Statement unless such person (i) agrees to sell such person's CZARS on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements; and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

7. Registration Defaults. The Company shall pay additional amounts (the "Additional Amounts") to the Holders of CZARS in respect of the CZARS after the events listed below as follows:

          (a) if the Shelf Registration Statement is not filed with the Commission on or prior to the 90th day following the Closing Date (subject to extension as provided in Section 3(i)), then commencing on the 91st day after the Closing Date; or

          (b) the Shelf Registration Statement is not declared effective by the Commission on or prior to the 150th day following the Closing Date (subject to extension as provided in Section 3(i)), then commencing on the 151st day after the Closing Date; or

          (c) the Shelf Registration Statement has been declared effective but ceases to be effective (other than pursuant to Section 3(i) hereof) at any time during the Shelf Registration Period, then commencing on the day the Shelf Registration Statement ceases to be effective without being succeeded within five Business Days by a post-effective amendment to the Shelf Registration Statement ; or

          (d) if the aggregate duration of Deferral Periods in any period exceeds the number of days permitted in respect of such period pursuant to Section 3(i) hereof, then commencing on the day the aggregate duration of Deferral Periods in any period exceeds the number of days permitted in respect of such period.

     The Additional Amounts payable for any period from and including the date of occurrence of an event of default, as specified above, shall accrue:

     o in respect of any CZAR that is a Registrable Security, at a rate per year equal to 0.25% for the first 90 days after the occurrence of such event and 0.5% thereafter of the Accreted Value thereof; and

     o in respect of any shares of Common Stock into which the CZARS have been converted that is a Registrable Security, at a rate per year equal to 0.25% for the first 90 days after the occurrence of such event and 0.5% thereafter of the then Applicable Conversion Price;

provided, however, that (1) upon the filing of the Shelf Registration Statement (in the case of paragraph (a) above), (2) upon the effectiveness of the Shelf Registration Statement (in the case of paragraph (b) above), (3) upon the effectiveness of the Shelf Registration Statement which had ceased to remain effective (in the case of paragraph (c) above), or (4) upon the termination of the Deferral Period that caused the limit on the aggregate duration of Deferral Periods in a period set forth in Section 3(i) to be exceeded (in the case of paragraph (d) above), Additional Amounts shall cease to accrue. Notwithstanding anything herein to the contrary, Additional Amounts shall cease to accrue at the time of expiration of the Company's obligation to keep the Shelf Registration Statement continuously effective pursuant to
Section 2(c) above.

8. No Inconsistent Agreements. The Company has not entered into, and agrees not to enter into, any agreement with respect to its securities that is inconsistent with the rights granted to the Holders herein or that otherwise conflicts with the provisions hereof.

9. Amendments and Waivers. The provisions of this Agreement may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Majority Holders; provided that, with respect to any matter that directly or indirectly affects the rights of either Initial Purchaser hereunder, the Company shall obtain the written consent of each such Initial Purchaser against which such amendment, qualification, supplement, waiver or consent is to be effective; provided, further, that no amendment, qualification, supplement, waiver or consent with respect to
Section 7 hereof shall be effective as against any Holder of Registered Securities unless consented to in writing by such Holder; and provided, further, that the provisions of this Article 9 may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Initial Purchasers and each Holder.

10. Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telex, telecopier or air courier guaranteeing overnight delivery:

          (a) if to a Holder, at the most current address given by such holder to the Company in accordance with the provisions of the Notice and Questionnaire, which address initially is, with respect to each Holder, the address of such Holder maintained by the Registrar under the Indenture,

          (b) if to the Initial Purchasers, initially at the address set forth in the Purchase Agreement; and

          (c) if to the Company, initially at its address set forth in the Purchase Agreement.

     All such notices and communications shall be deemed to have been duly given when given in accordance with the foregoing procedure.

     The Initial Purchasers or the Company by notice to the other parties may designate additional or different addresses for subsequent notices or communications.

11. Remedies. Each Holder, in addition to being entitled to exercise all rights provided to it herein, in the Indenture or in the Purchase Agreement or granted by law, including recovery of liquidated or other damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive in any action for specific performance the defense that a remedy at law would be adequate.

12. Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns of each of the parties. The Company hereby agrees to extend the benefits of this Agreement to any Holder of Registrable Securities, and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto.

13. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

14. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

15. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York.

16. Severability. In the event that any one of more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

17. CZARS Held by the Company, etc. Whenever the consent or approval of Holders of a specified percentage of principal amount of CZARS is required hereunder, CZARS held by the Company or its Affiliates (other than subsequent Holders of CZARS if such subsequent Holders are deemed to be Affiliates solely by reason of their holdings of such CZARS) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the Initial Purchasers.

                                          Very truly yours,

                                          U.S. BANCORP

                                          By: /s/ Kenneth D. Nelson
                                             -----------------------
                                             Name: Kenneth D. Nelson
                                             Title: Senior Vice President



The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

Salomon Smith Barney Inc.
U.S. Bancorp Piper Jaffray

By: SALOMON SMITH BARNEY INC.

      By: /s/ David W. Levy
         ------------------
          Name: David W. Levy
          Title: Managing Director